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                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT


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                                                                                      Settlement Date                       3/31/02
                                                                                      Determination Date                    4/10/02
                                                                                      Distribution Date                     4/15/02

I.       All Payments on the Contracts                                                                                 2,196,248.41
II.      All Liquidation Proceeds on the Contracts
          with respect to Principal                                                                                      111,074.07
III.     Repurchased Contracts                                                                                                 0.00
IV.     Investment Earnings on Collection Account                                                                          1,882.13
V.      Servicer Monthly Advances                                                                                         39,721.33
VI.     Distribution from the Reserve Account                                                                             66,268.41
VII.    Deposits from the Pay-Ahead Account (including
         Investment Earnings)                                                                                              6,719.09
VIII.   Transfers to the Pay-Ahead Account                                                                               (23,015.72)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                          (1,882.13)
          (b)  To Sellers with respect to the Pay-Ahead Account                                                              (19.26)

Total available amount in Collection Account                                                                          $2,396,996.33
                                                                                                                      =============



DISTRIBUTION AMOUNTS                                                              Cost per $1000
--------------------------------------------                                      --------------

1.   (a)  Class A-1 Note Interest Distribution                                                            0.00
     (b)  Class A-1 Note Principal Distribution                                                           0.00
          Aggregate Class A-1 Note Distribution                                     0.00000000                                 0.00

2.   (a)  Class A-2 Note Interest Distribution                                                            0.00
     (b)  Class A-2 Note Principal Distribution                                                           0.00
          Aggregate Class A-2 Note Distribution                                     0.00000000                                 0.00

3.   (a)  Class A-3 Note Interest Distribution                                                            0.00
     (b)  Class A-3 Note Principal Distribution                                                           0.00
          Aggregate Class A-3 Note Distribution                                     0.00000000                                 0.00

4.   (a)  Class A-4 Note Interest Distribution                                                            0.00
     (b)  Class A-4 Note Principal Distribution                                                           0.00
          Aggregate Class A-4 Note Distribution                                     0.00000000                                 0.00

5.   (a)  Class A-5 Note Interest Distribution                                                       19,635.03
     (b)  Class A-5 Note Principal Distribution                                                   2,016,574.06
          Aggregate Class A-5 Note Distribution                                    69.49519078                         2,036,209.09

6.   (a)  Class A-6 Note Interest Distribution                                                      128,375.00
     (b)  Class A-6 Note Principal Distribution                                                           0.00
          Aggregate Class A-6 Note Distribution                                     5.41666667                           128,375.00

7.   (a)  Class B Note Interest Distribution                                                         59,285.00
     (b)  Class B Note Principal Distribution                                                             0.00
          Aggregate Class B Note Distribution                                       5.56666667                            59,285.00

8.   (a)  Class C Note Interest Distribution                                                         98,822.83
     (b)  Class C Note Principal Distribution                                                             0.00
          Aggregate Class C Note Distribution                                       5.70833312                            98,822.83

9.   Servicer Payment
     (a)  Servicing Fee                                                                              23,055.05
     (b)  Reimbursement of prior Monthly Advances                                                    51,249.36
          Total Servicer Payment                                                                                          74,304.41

10.  Deposits to the Reserve Account                                                                                           0.00

Total Distribution Amount from Collection Account                                                                     $2,396,996.33
                                                                                                                      =============

Reserve Account distributions to Sellers

     (a)  Amounts to the Sellers (Chase USA) from
          Excess Collections                                                                              0.00
     (b)  Amounts to the Sellers (Chase Manhattan Bank)
          from Excess Collections                                                                         0.00
     (c)  Distribution from the Reserve Account to the
          Sellers(Chase USA)                                                                              0.00
     (d)  Distribution from the Reserve Account to the
          Sellers(Chase Manhattan Bank)                                                                   0.00
                        Total Amounts to Sellers(Chase USA &
                         Chase Manhattan Bank)                                                                                 0.00
                                                                                                                      =============

Payahead Account distributions to Sellers

     (a)  Distribution from the Payahead Account to
          the Sellers(Chase USA)                                                                          9.75
     (b)  Distribution from the Payahead Account to the
          Sellers(Chase Manhattan Bank)                                                                   9.51
                        Total Amounts to Sellers(Chase USA
                         & Chase Manhattan Bank)                                                                              19.26
                                                                                                                      =============
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
                 INTEREST
--------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @            5.845%                                                         0.00
        (b) Class A-2 Notes    @            6.028%                                                         0.00
        (c) Class A-3 Notes    @            6.140%                                                         0.00
        (d) Class A-4 Notes    @            6.250%                                                         0.00
        (e) Class A-5 Notes    @            6.420%                                                    19,635.03
        (f) Class A-6 Notes    @            6.500%                                                   128,375.00
                     Aggregate Interest on Class A Notes                                                              148,010.03

        (g) Class B Notes @                 6.680%                                                                     59,285.00

        (h) Class C Notes @                 6.850%                                                                     98,822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                0.00
        (b) Class A-2 Notes                                                                                0.00
        (c) Class A-3 Notes                                                                                0.00
        (d) Class A-4 Notes                                                                                0.00
        (e) Class A-5 Notes                                                                                0.00
        (f) Class A-6 Notes                                                                                0.00

        (g) Class B Notes                                                                                  0.00

        (h) Class C Notes                                                                                  0.00


3.   Total Distribution of Interest                                   Cost per $1000
                                                                      ---------------
        (a) Class A-1 Notes                                             0.00000000                         0.00
        (b) Class A-2 Notes                                             0.00000000                         0.00
        (c) Class A-3 Notes                                             0.00000000                         0.00
        (d) Class A-4 Notes                                             0.00000000                         0.00
        (e) Class A-5 Notes                                             0.67013754                    19,635.03
        (f) Class A-6 Notes                                             5.41666667                   128,375.00
                     Total Aggregate Interest on Class A Notes                                                        148,010.03

        (g) Class B Notes                                               5.56666667                                     59,285.00

        (h) Class C Notes                                               5.70833312                                     98,822.83



                 PRINCIPAL
--------------------------------------------

                                                                   No. of Contracts
                                                                   ----------------
1.   Amount of Stated Principal Collected                                                            755,790.60
2.   Amount of Principal Prepayment Collected                               73                     1,003,431.92
3.   Amount of Liquidated Contract                                           6                       257,351.54
4.   Amount of Repurchased Contract                                          0                             0.00

       Total Formula Principal Distribution Amount                                                                  2,016,574.06

5.   Principal Balance before giving effect to
      Principal Distribution                                                                Pool Factor
                                                                                            -----------
        (a) Class A-1 Notes                                                                  0.0000000                      0.00
        (b) Class A-2 Notes                                                                  0.0000000                      0.00
        (c) Class A-3 Notes                                                                  0.0000000                      0.00
        (d) Class A-4 Notes                                                                  0.0000000                      0.00
        (e) Class A-5 Notes                                                                  0.1252593              3,670,098.79
        (f) Class A-6 Notes                                                                  1.0000000             23,700,000.00

        (g) Class B Notes                                                                    1.0000000             10,650,000.00

        (h) Class C Notes                                                                    1.0000000             17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                 0.00
        (b) Class A-2 Notes                                                                                                 0.00
        (c) Class A-3 Notes                                                                                                 0.00
        (d) Class A-4 Notes                                                                                                 0.00
        (e) Class A-5 Notes                                                                                                 0.00
        (f) Class A-6 Notes                                                                                                 0.00

        (g) Class B Notes                                                                                                   0.00

        (h) Class C Notes                                                                                                   0.00


7.   Principal Distribution                                           Cost per $1000
                                                                      --------------
        (a) Class A-1 Notes                                             0.00000000                                          0.00
        (b) Class A-2 Notes                                             0.00000000                                          0.00
        (c) Class A-3 Notes                                             0.00000000                                          0.00
        (d) Class A-4 Notes                                             0.00000000                                          0.00
        (e) Class A-5 Notes                                            68.82505324                                  2,016,574.06
        (f) Class A-6 Notes                                             0.00000000                                          0.00

        (g) Class B Notes                                               0.00000000                                          0.00

        (h) Class C Notes                                               0.00000000                                          0.00
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
8.   Principal Balance after giving effect to
      Principal Distribution                                                                 Pool Factor
                                                                                             -----------
        (a) Class A-1 Notes                                                                   0.0000000                      0.00
        (b) Class A-2 Notes                                                                   0.0000000                      0.00
        (c) Class A-3 Notes                                                                   0.0000000                      0.00
        (d) Class A-4 Notes                                                                   0.0000000                      0.00
        (e) Class A-5 Notes                                                                   0.0564343              1,653,524.73
        (f) Class A-6 Notes                                                                   1.0000000             23,700,000.00

        (g) Class B Notes                                                                     1.0000000             10,650,000.00

        (h) Class C Notes                                                                     1.0000000             17,312,029.25



                 POOL DATA
--------------------------------------------
                                                                                  No. of         Aggregate
                                                                                 Contracts     Principal Balance
                                                                                 ---------     -----------------
1.   Pool Stated Principal Balance as of                 03/31/02                  1,974         53,315,553.98

2.   Delinquency Information                                                                                        % Delinquent
                                                                                                                    ------------

              (a) 31-59 Days                                                        26                825,220.49      1.548%
              (b) 60-89 Days                                                         6                119,882.76      0.225%
              (c) 90-119 Days                                                        9                291,383.48      0.547%
              (d) 120 Days +                                                         0                      0.00      0.000%

3.   Contracts Repossessed during the Due Period                                     0                      0.00

4.   Current Repossession Inventory                                                  1                 18,126.84

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                    6                257,351.54
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                    111,074.07
                                                                                                ----------------
       Total Aggregate Net Losses for the preceding Collection Period                                                 146,277.47

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                    633,452.80

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)              542                             4,873,017.78

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                          9.068%

9.   Weighted Average Remaining Term to Maturity of all
      Outstanding Contracts                                                                                             109.606



             TRIGGER ANALYSIS
--------------------------------------------

1.  (a)  Average 60+ Delinquency Percentage                        1.431%
    (b)  Delinquency Percentage Trigger in effect ?                                NO

2.  (a)  Average Net Loss Ratio                                    0.036%
    (b)  Net Loss Ratio Trigger in effect ?                                        NO
    (c)  Net Loss Ratio (using ending Pool Balance)                0.086%

3.  (a)  Servicer Replacement Percentage                           0.210%
    (b)  Servicer Replacement Trigger in effect ?                                  NO



               MISCELLANEOUS
--------------------------------------------

1.   Monthly Servicing Fees                                                                                            23,055.05

2.   Servicer Advances                                                                                                 39,721.33

3.    (a)  Opening Balance of the Reserve Account                                                                    5,325,240.59
      (b)  Deposits to the Reserve Account                                                                  0.00
      (c)  Investment Earnings in the Reserve Account                                                   7,577.30
      (d)  Distribution from the Reserve Account                                                      (66,268.41)
      (e)  Ending Balance of the Reserve Account                                                                    5,266,549.48

4.   Specified Reserve Account Balance                                                                              5,325,240.59

5.    (a)  Opening Balance in the Pay-Ahead Account                                                                     11,809.81
      (b)  Deposits to the Pay-Ahead Account from
            the Collection Account                                                                     23,015.72
      (c)  Investment Earnings in the Pay-Ahead Account                                                    19.26
      (d)  Transfers from the Pay-Ahead Account to
            the Collection Account                                                                     (6,719.09)
      (e)  Ending Balance in the Pay-Ahead Account                                                                     28,125.70
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